UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 25, 2022

Date of Report (Date of earliest event reported)

Bio Lab Naturals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-239640	81-1034163
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7400 E. Crestline Circle, Suite 130, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 273-0433

__________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in reports that Bio Lab Naturals, Inc. files from time to time with the Securities and Exchange Commission (“SEC”) and which you should review, including those statements under “Risk Factors” within the Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time within other reports that Bio Lab Naturals, Inc. files with the SEC.

These forward-looking statements should not be relied upon as predictions of future events, and Bio Lab Naturals, Inc cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Bio Lab Naturals, Inc or any other person that Bio Lab Naturals, Inc. will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. Bio Lab Naturals, Inc. disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Report or to reflect the occurrence of unanticipated events, except as required by law.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 13, 2022, on May 11, 2022 Bio Lab Naturals, Inc., a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Limitless X, Inc., a Nevada corporation (“LimitlessX”), and its 11 shareholders (the “LimitlessX Acquisition”).

The parties completed and closed the LimitlessX Acquisition on May 20, 2022 by issuing an aggregate of 97 million shares to the LimitlessX shareholders (the “Closing”). According to the terms of the Agreement, the Company is obligated to issue an additional nine million shares of common stock to the LimitlessX shareholders pro rata to their interests in approximately six months from Closing. Concurrently with the LimitlessX Acquisition, Jaspreet Mathur, the founder and principal shareholder of LimitlessX, also purchased from Helion Holdings LLC, 500,000 shares of the Company’s Class A Preferred Convertible Stock, which at all times have a number of votes equal to 60% of all the issued and outstanding shares of common stock of the Company.

Certain shareholders of the Company, owning 4,308,000 shares of common stock of the Company in the aggregate, agreed to enter into Lock-up/Leak Out Agreements whereby for a period of 180 days following Closing (the “Lock Up Period”) those shareholders agreed not to sell, pledge or transfer any of the lock-up shares. Upon expiration of the Lock-Up Period, these shareholders shall be permitted to sell, transfer, and convey up to 15% of the lock-up shares during each calendar month during the six-month period following termination of the Lock-up Period, following which the provisions of the Lock-Up/Leak Out Agreements shall terminate. The foregoing descriptions of the Lock-up/Leak Out Agreements do not purport to be complete and are qualified in their entirety by reference to the form of these agreements which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Limitless X, Inc., a corporation incorporated under the laws of Nevada in September 2021, specializes in creating, and marketing leading direct-to-consumer products and services that include certain proprietary lifestyle brands and health and fitness products and accessories. The LimitlessX mission is to launch products and services which make people look good and feel great. In December 2021, LimitlessX entered into Manufacturing & Distributorship License Agreements (“MDLA Licenses”) with (i) Divatrim Inc. (“Divatrim”), (ii) Smilz Inc. (“Smilz”), (iii) Amarose Inc. (“Amarose”) and (iv) Limitless Performance, Inc (“LPI” and together with Divatrim, Smilz and Amarose, the “Affiliated Licensors”). Each of the Affiliated Licensors is substantially owned and controlled by Jaspreet Mathur, the founder of LimitlessX, who following the LimitlessX Acquisition is also the controlling shareholder and chief executive officer of the Company.

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Divatrim has developed and owns the rights to weight management, weight loss supplements and related products which it has designed and has been manufacturing, marketing and selling under the Divatrim name and design logo, with established brand awareness and significant sales from its inception in 2020.

Smilz has developed and owns the rights to certain CBD and related lifestyle products which it has designed and has been manufacturing, marketing and selling under the Smilz name and design logo, with established brand awareness and significant sales from its inception in November 2020.

Amarose has developed and owns the rights to skincare, health and beauty products which it has designed and has been manufacturing, marketing and selling under the Amarose name and design logo, with established brand awareness and significant initial sales from its inception in 2020.

LPI has developed and owns the rights to certain nutraceutical, dietary supplement, and related lifestyle products which it has designed and has been manufacturing, marketing and selling under the LPI name and design logo, with established brand awareness and significant sales from its inception in 2016.

Under the MDLA Licenses each of the Affiliated Licensors granted to LimitlessX, on the terms and conditions of their respective agreements and under any respective exhibits attached and made a part of those agreements, the following rights exclusive of all other entities and persons:

a)                      To design or redesign the products of the respective Affiliated Licensors (the “Affiliated Licensor Products”):

b)                      To manufacture the respective Affiliated Licensor Products under such design Specifications as may be mutually agreed upon by the respective Affiliated Licensors and LimitlessX from time to time;

c)                     To promote, sell and distribute the Affiliated Licensor Products in the United States and its territories and possessions (the “Territory”);

d)                      To use the existing designs of the Affiliated Licensor Products and all intellectual property rights associated with or for such Affiliated Licensor Products, including all Trademarks and Patent rights, with the sale, promotion and distribution of the Affiliated Licensor Products in the Territory, including the display of any Trademarks, and all other designs or marks which could be or that are actually later registered with the United States Patent and Trademark Office (“USPTO”), on LimitlessX vehicles and other merchandising equipment, and on stationery, packaging and other advertising and promotional materials;

e)                               To use the existing domain names, web addresses, telephone lines, third-party vendors, and any other operational element currently in use by the Affiliated Licensors that can be transferred to LimitlessX, subject to LimitlessX entering its own contract with such vendors Each of the Affiliated Licensors retains the rights to continue its own use of these items under existing or new contracts per its discretion, and to develop new products or brands separate and apart from those included in under the MDLA Licenses as set forth in their respective exhibits. Should any of the Affiliated Licensors seek any help in marketing, manufacturing or distributing from any third party, LimitlessX was granted the right of first refusal to add the new products to the existing product line.

f)                                To manufacture, promote, sell and distribute new products designed or created by LimitlessX that LimitlessX deems preferable to sell under the name of any of the Affiliated Licensors; and in such case, the individual Affiliated Licensor and LimitlessX shall negotiate in good faith to agree on a royalty commission percentage or flat rate amount for the sale of new LimitlessX products which are to use the name of such Affiliated Licensor.

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The foregoing descriptions of the MDLA Licenses do not purport to be complete and are qualified in its entirety by reference to these agreements which are attached hereto as Exhibits 10.3 through 10.6 respectively and are incorporated herein by reference.

Risk Factors

LimitlessX was formed as a Nevada corporation in September 2021 and is subject to all the risk factors of an early-stage company without its own historically proven track record. LimitlessX is subject to the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to competition, economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). The market prices of our common stock could be subject to wide fluctuations in response to the risk factors described below or various other factors following the LimitlessX Acquisition. Additionally, early-stage companies are inherently more risky than more developed companies. The risk factors summarized below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, reputation, financial condition and/or operating results.

Changes to federal or state laws pertaining to industrial hemp could slow the use of industrial hemp which would materially impact our revenues in future periods.

As of the date hereof, approximately 46 states authorized industrial hemp programs pursuant to the United States of the Agricultural Improvement Act of 2018, commonly known as the “Farm Bill.” Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp, which could negatively impact the business up to possibly causing us to discontinue operations as a whole. In addition, changes in federal or state laws could require us to alter the way we conduct our business in order to remain compliant with applicable state laws in ways we are presently unable to foresee. These possible changes, if necessary, could be costly and may adversely impact our results of operations in future periods.

Costs associated with compliance with numerous laws and regulations could impact our financial results. In addition, we could become subject to increased litigation risks associated with the CBD industry.

The manufacture, labeling and distribution by us of CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future. The U.S. Food and Drug Administration (‘FDA”) may regulate our products to ensure that the products are not adulterated or misbranded. We are subject to regulation by the federal government and other state and local agencies as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our company, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and our financial results. Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the U.S. Federal Trade Commission, or FTC, under the Federal Trade Commission Act. Additionally, some states also permit advertising and labeling laws to be enforced by attorneys general who may seek relief for consumers, seek class-action certifications, seek class-wide damages and product recalls of products sold by us. Any actions against our company by governmental authorities or private litigants could be time consuming, costly to defend and could have a material adverse effect on our business, financial condition and results of operations.

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We rely on third-parties for raw materials and to manufacture and compound some of our products. We have no control over these third parties and if these relationships are disrupted our results of operations in future periods will be adversely impacted.

We currently rely on unaffiliated third-party vendors for our critical raw materials. In addition, some of our products are manufactured or compounded by unaffiliated third parties and the use of these third-party co-packers changes from time to time due to customer demand and the composition of our product mix and product portfolio. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and imported packaging material capacity. If we experience significant increased demand, or need to replace an existing raw material supplier or third-party manufacturer, there can be no assurances that replacements for these third-party vendors will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in raw materials and/or the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

Dependence on key personnel.

LimitlessX performance materially relies on continued contributions of its founder and chief executive officer, Jaspreet Mathur and should the Company lose the benefit of his services the business, operations and financial condition of the Company would be materially and adversely affected.

Our performance materially depends upon the continued contributions of Jaspreet Mathur, our founder, chief executive officer and principal shareholder. Should we lose the benefit of his full time services our sales, our operations and ability to manage growth and continue innovating our business would be materially and adversely affected. Our performance may also depend on our other executive officers and key employees, both individually and as a group, and our ability to retain and motivate them. Our officers and key personnel have experience with us and in our industry and it may be difficult to replace them. If we lose key personnel or are unable to recruit qualified personnel, our operations and ability to manage our business may be adversely affected.

Jaspreet Mathur, our Chairman of the Board and chief executive officer, has the ability to influence or control the outcome of matters submitted for stockholder approval, may limit your ability to influence outcomes of director elections and may have interests that differ from those of our other stockholders.

       As of May 25, 2022 , Jaspreet Mathur, our Chairman of the Board and chief executive officer owns of record 72,265,000 shares of common stock, or about 67% of the outstanding shares of common stock and 500,000 shares of the Company’s Class A Preferred Convertible Stock, which at all times have a number of votes equal to 60% of all the issued and outstanding shares of common stock of the Company. As a result, Jaspreet Mathur is able to exercise controlling influence over all matters requiring stockholder approval, including:

•	electing or defeating the election of our directors
•	amending or preventing amendment of our articles of incorporation or bylaws
•	effecting or preventing a merger, sale of assets or other corporate transaction; and
•	controlling the outcome of any other matter submitted to our stockholders for vote.

Mr. Mathur may also have interests that differ from other stockholders and he may vote in a manner that is or could be deemed as adverse to interests of other stockholders. His controlling stock ownership could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. This concentration of voting power may have the effect of deterring, delaying or impeding actions that could be beneficial to other stockholders.

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We have obtained significant invested amounts from Mr. Mathur, our Chairman of the Board, and chief executive officer and if as we seek additional funding to support our business Mr. Mathur does not participate in our future offerings, we may not be able to raise needed amounts and our operations may be adversely affected.

We were formed as a Nevada corporation at the end of September 2021 and have a limited operating history. We obtained (i) proceeds of (a) approximately $1.8 million during the period ended December 31, 2022, primarily in the form of inventory recorded as additional paid in capital, along with (b) an unsecured loan in the amount of $50,000, (ii) an unsecured loan in the amount of $150,000 in February 2022 and (iii) unsecured loans totaling $2,100,000 in May 2022.

Except for loans evidenced by promissory notes dated May 16 and May 18 in amounts totalling $1,550,000 which are interest free if paid within 30 days from the date of issuance, following which the loans will accrue interest at a rate of 8.5% per annum until repaid, all other loans bear interest at 6% per year and have a term of 12 months. To the extent that we may need additional capital we expect that we will seek to fund our operations through public or private equity or debt financings, collaborations, strategic partnerships or other sources. No assurance can be given that Mr. Mathur or entities affiliated with him will continue to participate in any loans, offerings of our securities or that we will otherwise be able to obtain additional capital from him. If we are unable to obtain funding on a timely basis, our business and operations may be materially and adversely affected. The foregoing descriptions of the loan terms do not purport to be complete and are qualified in their entirety by reference to the forms of promissory notes which are attached hereto as Exhibits 10.7 through 10.11 and are incorporated herein by reference.

Future sales of common stock, or the perception of such future sales, by some of our existing stockholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares in the future at a time and at a price that we deem appropriate.

Holders of our common stock may be diluted by the future issuance of additional common stock, preferred stock or securities convertible into shares of common stock or preferred stock in connection with incentive plans, acquisitions or otherwise; future sales of such shares in the public market or the expectation that such sales may occur may decrease the market price of our common stock.

We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. We plan to adopt one or more incentive plans which will provide for the issuance, pursuant to the terms and subject to the conditions set forth in any plan as adopted, of long-term incentive compensation which may take the form of options, restricted stock units or other securities. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

Our limited operating history makes it difficult to evaluate the success of our business plan and to forecast our future results, making any investment in us highly speculative.

LimitlessX was formed as a Nevada corporation in September 2021, has a limited operating history, and our historical financial and operating information may be of limited value in predicting our future operating results. We may not accurately forecast customer behaviors and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts or achieve our targeted results. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease certain of our marketing initiatives and business operations.

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Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

U.S. GAAP and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, affiliated transactions, and income taxes, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, as well as estimates or judgments by our management could significantly change our reported results.

As a result of the LimitlessX Acquisition, the business of LimitlessX will be the principal operating business of the Company which will be subject to significant increased costs as a result of operating as a public company, and our LimitlessX management will be required to devote substantial time to compliance activities and initiatives.

As a public company engaged in the LimitlessX operations and business, we will incur significant legal, accounting, and other expenses that LimitlessX did not incur as a private company.

Rules and regulations governing public companies will increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our Board committees or as executive officers.

The Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. While we anticipate maintaining the integrity of our internal control over financial reporting, we cannot be certain that a material weakness will not be identified when we test the effectiveness of our control systems in the future. If a material weakness is identified, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources, costly litigation or a loss of public confidence in our internal control, which could have an adverse effect on the market price of our stock.

LimitlessX maintains a website at https://limitlessx.com. Information contained on that website or connected thereto does not constitute part of this report, nor is that content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our common stock.

The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition of LimitlessX occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will achieve after the acquisition.

Item 3.02 Unregistered Sales of Equity Securities

In May 2022 the Company entered into four consulting agreements with four consultants, each having a term of six months, pursuant to which each consultant agreed to provide services including, but not limited to, general business advice, capital structuring, potential acquisitions, board member recruitment, and advice and assistance with Company regulatory reporting and disclosure requirements. The Company agreed to issue a total of one million shares of restricted stock to these consultants. This description of the consulting agreements does not purport to be complete and are qualified in their entirety by the Form of Consulting Agreement attached hereto as Exhibit 10.2 and incorporated by this reference.

As described in Section 2.01, the Company became obligated to issue an aggregate of 106 million shares of common stock in connection with the share exchange with the LimitlessX shareholders, of which 97 million shares were issued to them effective May 20, 2022 and an additional nine million shares will be issued to them pro rata to the share interests of the LimitlessX shareholders within six months from May 20, 2022. The foregoing share issuances were or will be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended since among other things the transactions did not involve a public offering.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing and pursuant to the terms of the Agreement, W. Edward Nichols, Darrell Avey, Jeremy Ostler and Calvin D. Smiley, Sr. resigned as officers and directors of the Company.

On the Closing and pursuant to the provisions of the Agreement Jaspreet Mathur, Bharat Raj Mathur, Kenneth Haller, Amanda Saccomanno and Dov Konetz were appointed directors of the Company. Jaspreet Mathur was appointed as the Company’s Chairman and Chief Executive Officer, Kenneth Haller was appointed as President, Danielle Young was appointed as Chief Operating Officer and Benjamin Chung was appointed as Chief Financial Officer.

Jaspreet Mathur, age 37, on May 20, 2022 became the Chairman, Chief Executive Officer and a member of the Board of Directors of the Company. In January 2011, he launched Kore Fit Living, a chain of retail stores across Canada specializing in sales of vitamins and supplements, sports nutrition, athletic apparel and fitness/MMA training equipment. In 2013 he launched a web agency, Emblaze One, as a full-service interactive agency with global offices to accommodate a consumer market shift from brick and mortar to e-commerce.  In November 2018, he launched the Limitless brand, which manufactures and distributes health and wellness products and offers B2B services for brand development and digital marketing. In January 2022, he teamed up with Dr. Mehmet Oz, and a nonprofit organization called HealthCorps to jumpstart health and wellness programs that are targeted at teens and young adults.

Kenneth Haller, age 36 , became the President of the Company on May 20, 2022. From January 2021 until April 2022 he was Vice President Payments at Greenbox, a software company that designs and develops mobile applications for cash-free e-wallet payments. From May 2013 until May 2022 he was Managing Partner of SKY MIDS a strategic merchant services company that focuses on high risk & international credit card processing. During this same period until 2021 he was chief executive officer of ChargeSavvy, LLC a table-side checkout POS system that streamlines information gathering and payment processing.

Danielle Young, 35, has been in public accounting for 10 years. In 2015 she was hired by Benjamin & Young, LLP, a mid-size CPA firm in Orange County, CA as part of their tax department.  In 2019, she left Benjamin & Young and joined Benjamin & Ko, spearheading their operations as well as the Director of Internal Audit, working with major Public corporations such as The Habit Burger, Aerovironment and Ducommun Aerospace. After leaving Benjamin & Ko, she started her own consulting firm, Irvine Advisory Services in July 2021, focusing on IPO readiness preparation, Internal Audit and corporation management.  She was also recently elected as a board member for The  Miss America Foundation.

Benjamin Chung, 46, has been in public accounting for over 15 years. From 1999-2004 Mr. Chung was an Audit Manager at PricewaterhouseCoopers, from 2004-2007 Mr. Chung was an audit manager at Ernst & Young and he then went on to become the Director of Internal Audit for Big 5 Sporting Goods. In 2012 Mr. Chung was the founder and managing partner at Benjamin & Ko, a public accounting and consulting firm. Over the last five years, Mr. Chung has also served on the board for multiple public companies, the most recent being Franklin Wireless, which trades on Nasdaq. Mr. Chung resigned from that board in December 2019.

Bharat Raj Mathur, age 67, became a director of the Company on May 20, 2022. From July 2016 he has been a Columnist and featured Contributor at www.bizcatalyst360.com. From March 2014 to April 2016 he was chief operating officer at KORE Fit Living and from August 2004 to April 2016 he was Vice President, Distribution Channel Management at Incredible Entertainment.

Amanda Saccomanno, age 31, became a director of the Company on May 20, 2022. Ms. Saccomanno is an American professional wrestler, television personality, and fitness and figure competitor. In 2015 Ms. Saccomanno gained major attention from World Wrestling Entertainment after scoring second place in its Tough Enough reality show – a competition of contenders vying for a WWE wrestling contract. In 2015 she signed with the WWE as a Sports Entertainer and starring in their E! Hit Reality Series, Total Divas. Since 2017, Ms. Saccomanno has developed multiple health platforms and

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launched an iOS application called “Fit with Mandy.” In 2020 Ms. Saccomanno co-founded and continues to help market and develop a skin care line, with Jaspreet Mathur, called Amarose.

Dov Konetz, age 40, for more than the past five years has been the Managing Director of DMK Capital, a company engaged in providing valuations in commercial real estate, intangibles, and movable assets. Since 2008, Dov has served as a Director of Mount Sinai Hospital in Miami, Florida. Dov also served on the Miami Beach Police Relations Committee from 2010-2012. Dov is also a valued supporter of The Dream Catcher Foundation, a non-profit that is dedicated to combating human trafficking.

Except for Bharat Raj Mathur who is the father of Jaspreet Mathur, there are no family relationships with any of the executive officers or directors of the Company and the above referenced individuals. Other than as may be contemplated by the share exchange agreement there are no arrangements or understandings between the above referenced individuals and any other persons pursuant to which he or she was selected as a director.

Item 7.01 Regulation FD Disclosure

On May 23, 2022, the Company issued a press release announcing the completion of the LimitlessX Acquisition. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited financial statements and related notes thereto of LimitlessX, Inc. for the period from September 27, 2021 (Date of Formation) through December 31, 2021, including the related audit report of the Company’s independent registered public accounting firm, BF Borgers CPA PC, and the unaudited interim financial statements and related notes thereto of LimitlessX, Inc., for the three months ended March 31, 2022, are filed herewith.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial information of the Company, after giving effect to the acquisition of Limitless X, Inc., effective May 20, 2022, which includes the unaudited pro forma combined balance sheet as of March 31, 2022, and the unaudited pro forma combined statements of operations for the three months ended March 31, 2022 and for the period from September 27, 2021 (Date of Formation) through December 31, 2021, including the required explanatory notes thereto, are filed herewith.

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(c)	Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement among Registrant, Limitless X, Inc. dated May 11, 2022(1)
3.1	Amended Certificate of Designation of Series A Preferred Stock of Registrant
10.1	Form of Lock-Up/Leak-Out Agreement
10.2	Form of Consulting Agreement
10.3	Manufacturing and Distributorship License Agreement between Registrant and Divatrim, Inc., dated as of December 1, 2021
10.4	Manufacturing and Distributorship License Agreement between Registrant and Smilz Inc., dated as of December 1, 2021
10.5	Manufacturing and Distributorship License Agreement between Registrant and Limitless Performance Inc., dated as of December 1, 2021
10.6	Manufacturing and Distributorship License Agreement between Registrant and Amarose Inc., dated as of December 1, 2021
10.7	Limitless X Inc. Promissory Note in amount of $50,000, dated December 6, 2021
10.8	Limitless X Inc. Promissory Note in amount of $150,000, dated February 11, 2022
10.9	Limitless X Inc. Promissory Note in amount of $550,000, dated May 8, 2022
10.10	Limitless X Inc. Promissory Note in amount of $1,100,000, dated as of May 16, 2022
10.11	Limitless X Inc. Promissory Note in amount of $450,000, dated as of May 18, 2022
99.1	Press Release, dated May 23, 2022

___________

(1) Incorporated by reference to the Company’s Current Report on Form 8-K, previously filed on May 13, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022

BIO LAB NATURALS, INC.

/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer

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Limitless x INC.

Financial Statements As of December 31, 2021 and for the period from September 27, 2021 (Date of formation) through December 31, 2021 with Report of Independent Registered Public Accounting Firm

F-1

F-2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Limitless X Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Limitless X Inc. (the “Company”) as of December 31, 2021, the related statements of operations, stockholders’ equity, and cash flows, and the related notes and schedules (referred to as the “financial statements”) for the period from September 27, 2021 (Date of formation) through December 31, 2021. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from September 27, 2021 (Date of formation) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

We have served as the Company’s auditor since 2022.

Lakewood, Colorado

May 26, 2022

F-3

Limitless X Inc.

Balance Sheet

December 31, 2021

ASSETS

Current Assets:
Cash	$78,856
Accounts receivables, net of allowance for doubtful accounts of $0	322,499
Holdback receivables	162,226
Inventories, net	1,875,146
Total current assets	2,438,727

Non-Current Assets:
Operating lease right-of-use asset, net	224,202
Other assets	10,985
Total non-current assets	235,187

Total assets	$2,673,914

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$215,176
Current portion of operating lease liabilities	132,200
Refunds payable	207,599
Chargebacks payable	100,350
Current portion of loan payable to shareholder	28,802
Income tax payable	22,906

Total current liabilities	707,033
Loan payable to shareholder, less current portion	21,198
Operating lease liabilities, less current portion	92,195
Total liabilities	820,426

Commitments and contingencies

Stockholders' Equity
Preferred Stock - $0.001 par value; 10,000,000 authorized shares; no shares issued and outstanding at December 31, 2021	—
Common Stock - $0.001 par value; 50,000,000 authorized shares; 48,500,000 shares issued and outstanding and 1,500,000 shares issuable at December 31, 2021	50,000
Additional paid-in-capital	1,798,824
Retained earnings	4,664
Total stockholders' equity	1,853,488

Total liabilities and stockholders' equity	$2,673,914

See Notes to the Financial Statements

F-4

Limitless X Inc.

Statement of Operations

For the period from
September 27, 2021
(Date of formation)
through
December 31, 2021

Net sales	$516,267
Cost of sales	238,662
Gross profit	277,605

Operating expenses:
Advertising and marketing	194,679
General and administrative	26,054
Payroll and payroll taxes	17,794
Rent	11,508
Total operating expenses	250,035

Income from operations	27,570

Income tax provision	22,906

Net income	$4,664

Income per share:
Basic and diluted	$0.00

Weighted average number of common shares outstanding:
Basic and diluted	46,479,167

See Notes to the Financial Statements

F-5

Limitless X Inc.

Statement of Stockholders’ Equity

	Preferred Stocks		Common Stock			Common Stock Issuable
	Shares	Amount	Shares	Amount		Shares	Amount		Additional Pain-In Capital	Retained Earnings	Total Stockholder’s Equity

Balance at September 27, 2021 (Date of formation)	—	$—	—	$—		—	$—		$—	$—	$—

Common stocks issued to Founders	—	—	48,500,000	48,500	—	—	—	—	(48,500)	—	—
Common stocks issuable to Founders	—	—	—	—	—	1,500,000	1,500	—	(1,500)	—	—
Contributions	—	—	—	—	—	—	—	—	1,848,824	—	1,848,824
Net income	—	—	—	—		—	—		—	4,664	4,664

Balance at December 31, 2021	—	$—	48,500,000	$48,500		1,500,000	$1,500		$1,798,824	$4,664	$1,853,488

See Notes to the Financial Statements

F-6

Limitless X Inc.

Statement of Cash Flows

For the period from
September 27, 2021
(Date of formation)
through
December 31, 2021

Cash flows from operating activities:
Net income	$4,664
Adjustments to reconcile net income to net cash used in operating activities:
Changes in assets and liabilities:
Accounts receivables, net	(322,499)
Holdback receivables	(162,226)
Inventories, net	(1,875,146)
Other assets	(10,985)
Accounts payable and accrued expenses	215,369
Refunds payable	207,599
Chargebacks payable	100,350
Income tax payable	22,906
Net cash used in operating activities	(1,819,968)

Cash flows from financing activities:
Shareholders' contributions	1,848,824
Proceeds from borrowings from shareholder	50,000
Net cash provided by financing activities	1,898,824

Net increase in cash	78,856

Cash – beginning of period	—

Cash – end of period	$78,856

Supplemental disclosures of cash flow information
Cash paid during the periods for:
Interest	$—
Income taxes	$—

See Notes to the Financial Statements

F-7

Limitless X Inc.

Notes to Financial Statements

1.       NATURE OF OPERATIONS

Limitless X Inc. (“Limitless”) was incorporated in the State of Nevada on September 27, 2021.

Limitless is a lifestyle brand. Hyper focused in the health and wellness industry, Limitless strives to make you the best version of yourself through nutritional supplements, cutting edge wellness studies and interactive training videos. Limitless truly believes in its motto that "No food tastes as good as you feel when you're in shape." Your life is better when your mind and body are running optimally, and the Limitless will help you achieve your full potential.

The mission of Limitless is to provide businesses within its industry a turnkey solution to sell products both online and in retail stores. Limitless also provides its own groundbreaking products and wellness videos that fit nearly every person regardless of age or current health conditions.

Limitless’s leadership model is based on the group level. Through teamwork, communication, networking and strategizing, the managers lead the teams. Our team includes sales, marketing, UI/UX, fulfillment, customer support, labeling, product manufacturing, consulting, retailing, payment processing and more.

Competitively, the Limitless shines because services and products are offered at prices tailored to be affordable. Our clients' businesses will flourish through the efficiencies provided by Limitless. Businesses can focus on their core strategy while Limitless becomes their backbone by opening its full suite of service and product offerings to its clients.

Basis of Presentation

The financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company maintains its accounting records on a fiscal year ending on December 31, 2021.

The financial information presented within the Company’s financial statements has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying financial statements include balance sheet for the period ended December 31, 2021. The remaining financial statements include the period from September 27, 2021 (Date of formation) through December 31, 2021.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivables, net

Accounts receivable, net consists primarily of trade receivables, net of allowances for doubtful accounts. The Company sells its products for cash or on credit terms, which are established in accordance with local and industry practices and typically require payment within 30 days of delivery. The Company estimates its allowance for doubtful accounts and the related expected credit loss based upon the Company’s historical credit loss experience, adjusted for asset-specific risk characteristics, current economic conditions, and reasonable forecasts. Accounts receivables are written off when determined to be uncollectible. The Company did not require and did not have an allowance for doubtful accounts.

F-8

Limitless X Inc.

Notes to Financial Statements

Holdback Receivables

The Company uses a third-party payment processor for its customers. When such customers make a purchase, payments are delivered directly to the third-party payment processor and the net amount is distributed to the Company.

Distributions from the third-party payment processor are based on several criteria, such as return and chargeback history, associated risk for the specific business vertical, average transaction amount and so on. In order to mitigate processing risks, these policies determine reserve requirements and payment in arrear strategy.

The total holdback receivables balance reflects the 10% reserve on gross sales according to the agreement and additional reserves by the third-party processor for additional returns and chargebacks.

Inventories, net

Inventories are valued at the lower of cost or net realizable value on a first-in, first-out basis, adjusted for the value of inventory that is determined to be excess, obsolete, expired or unsaleable. Inventories primarily consisted of finished goods.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred. Advertising and marketing costs were approximately $194,679 for the period from September 27, 2021 (Date of formation) through December 31, 2021 and is included in operating expenses in the accompanying statement of income.

Revenue Recognition

Company recognizes revenue when performance obligations under the terms of a contract with its customer are satisfied. The Company has determined that fulfilling and delivering products is a single performance obligation. Revenue is recognized at the point in time when the Company has satisfied its performance obligation and the customer has obtained control of the products. This generally occurs when the product is delivered to or picked up by the customer based on applicable shipping terms, which is typically within 15 days. Revenue is measured as the amount of consideration expected to be received in exchange for fulfilled product orders,

While customers generally have a right to return defective or non-conforming products, past experience has demonstrated that product returns have been immaterial. Customer remedies for defective or non-conforming products may include a refund or exchange. As a result, the right of return is estimated and recorded as a reduction in revenue at the time of sale, if necessary.

The Company’s customer contracts identify product quantity, price and payment terms. Payment terms are granted consistent with industry standards. Although some payment terms may be more extended, the majority of the Company’s payment terms are less than 30 days. As a result, revenue is not adjusted for the effects of a significant financing component. Amounts billed and due from customers are classified as Accounts receivables on the Balance Sheet.

The Company utilizes third-party contract manufacturers for the manufacture of its products. The Company has evaluated whether it is the principal or agent in these relationships. The Company has determined that it is the principal in all cases, as it retains the responsibility for fulfillment and risk of loss, as well as establishes the price.

F-9

Limitless X Inc.

Notes to Financial Statements

In accordance with ASC Topic 606, Revenue from Contracts with Customers, the Company has elected the practical expedient to expense the incremental costs to obtain a contract, because the amortization period would be less than one year, and the practical expedient for shipping and handling costs. Shipping and handling costs incurred to deliver products to customers are accounted for as fulfillment activities, rather than a promised service, and as such are included in Cost of goods sold in the Statements of Operations.

Cost of goods sold

Cost of goods sold includes the cost of inventory sold during the period net of allowances, as well as, distribution, and, shipping and handling costs. The amount shown is net of various rebates from third-party vendors in the form of payments.

Refunds Payable

If the customers are not satisfied for any reason, the customers may request a full refund, processed to the original form of payment, within 30 days from the order date. If the order has already been shipped, the Company charges a 20% restocking fee.

As of December 31, 2021, refunds payable is the amount of $207,599.

Chargebacks Payable

Once customers successfully dispute chargebacks with the payment processor, the Company returns such funds to the to the payment processor to return to the customer.

As of December 31, 2021, chargebacks payable is the amount of $100,350.

Income Taxes

The accounting standard on accounting for uncertainty in income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under that guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

As of December 31, 2021, the Company had an income tax liability of $22,906 at an effective tax rate of 21.0% as of December 31, 2021.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

F-10

Limitless X Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, operating lease right-of-use assets, net, accounts payable and accrued expenses, notes payables, and operating lease liabilities. The estimated fair value of cash, operating lease rightof-use assets, net, and operating lease liabilities approximate its carrying amount due to the short maturity of these instruments.

Operating Lease

In accordance with ASC 842, Leases, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease liability. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangement generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU asset and liability. Lease expense for the operating lease is recognized on a straight-line basis over the lease term. The Company has a lease agreement with lease and non-lease components, which are accounted for as a single lease component.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which amends existing guidance related to the accounting for income taxes. This ASU is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles of accounting for income taxes and to improve the consistent application of GAAP for other areas of accounting for income taxes by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the effects adoption of this guidance will have on the financial statements and does not expect that the adoption of this ASU will be material to its financial statements.

F-11

Limitless X Inc.

Notes to Financial Statements

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to ease the potential burden in accounting for reference rate reform on financial reporting. The amendments in this ASU are effective for all entities and can be applied to contract modifications due to rate reform and eligible existing and new hedging relationships entered into between March 12, 2020 and December 31, 2022. The amendments of this ASU should be applied on a prospective basis. The Company will continue to monitor the effects of rate reform, if any, on any new or amended contracts through December 31, 2022. The Company does not anticipate the amendments in this ASU will be material to its financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which provides updates for technical corrections, clarifications to guidance, simplifications to wording or structure of guidance, and other minor improvements across various areas of accounting within GAAP. This ASU is effective for all entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The amendments of this ASU should be applied retrospectively. The Company does not anticipate the adoption of this ASU will be material to its financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material effect on the Company’s financial statements.

COVID-19 Impact on Concentration of Risk

The novel coronavirus (“COVID-19”) pandemic has significantly impacted health and economic conditions throughout the United States and globally, as public concern about becoming ill with the virus has led to the issuance of recommendations and/or mandates from federal, state and local authorities to practice social distancing or self-quarantine. The Company is continually monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, purchasing trends, customer payments, and the industry in general, in addition to the impact on its employees. We have experienced significant disruptions to our business due to the COVID-19 pandemic and related suggested and mandated social distancing and shelter-in-place orders.

2.        COMMITMENTS AND CONTINGENCIES

Commitments

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

F-12

Limitless X Inc.

Notes to Financial Statements

The Company has lease agreements with lease and non-lease components. The Company has elected to account for these lease and non-lease components as a single lease component.

In accordance with ASC 842, the components of lease expense were as follows:

For the period from September 27, 2021 (inception) through December 31, 2021
Operating lease expense	$11,509
Total lease expense	$11,509

In accordance with ASC 842, other information related to leases was as follows:

For the period from September 27, 2021 (inception) through December 31, 2021
Operating cash flows from operating leases	$11,315
Cash paid for amounts included in the measurement of lease liabilities	$11,315

Weighted-average remaining lease term—operating leases	1.7 Years
Weighted-average discount rate—operating leases	3%

In accordance with ASC 842, maturities of operating lease liabilities as of December 31, 2021 were as follows:

Operating
Year ending:	Lease
2022	$137,138
2023	93,236
2024	—
2025	—
2026	—
Total undiscounted cash flows	$230,374

Reconciliation of lease liabilities:
Weighted-average remaing lease terms	1.7 Years
Weighted-average discount rate	3%
Present values	$224,395

Lease liabilities—current	132,200
Lease liabilities—long-term	92,195
Lease liabilities—total	$224,395

Difference between undiscounted and discounted cash flows	$5,979

F-13

Limitless X Inc.

Notes to Financial Statements

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

3.        STOCKHOLDERS’ EQUITY

Common Stock

The Company has authorization to issue and have outstanding at any one time 50,000,000 shares of common stock with a par value of $0.001 per share. In all matters that may become before the Corporation’s shareholders, each share of Common Stock shall entitle its holder to one vote.

As of December 31, 2021, 48,500,000 shares of common stock are issued and outstanding and 1,500,000 shares are issuable.

Preferred Stock

The Company has authorization to issue and have outstanding at any one time 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Board of Directors is expressly authorized, without the need for stockholder approval, to provide for the issuance of all or any of authorized, but unissued shares of preferred stock in one or more series, designate each such series or additional series, fix the number of shares authorized for issuance in each such series, decrease or increase the number of authorized shares of any such series subsequent to the issue of shares of that series, provided that any decrease is not below the number of shares of such series then outstanding, and to fix for any designated but wholly unissued series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the State of Nevada, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

As of December 31, 2021, no shares of preferred stock are issued and outstanding.

4.        EARNINGS PER SHARE

The Company calculates earnings per share in accordance with FASB ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. The Company did not have any dilutive common shares for the period from September 27, 2021 (Date of formation) through December 31, 2021.

F-14

Limitless X Inc.

Notes to Financial Statements

5.        RELATED PARTY TRANSACTIONS

Royalty Payables

Limitless Performance Inc. (“LPI”), SMILZ INC. (“Smiles”), DIVATRIM INC. (“Divatrim”), and AMAROSE INC. (“Amarose”) are all companies owned by a shareholder of the Company.

•	On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with Limitless Performance Inc. (“LPI”) for the Company to distribute LPI products and for payments to LPI for its product designs and distributions rights. Limitless shall pay to LPI from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

•	On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with SMILZ INC. (“Smiles”) for the Company to distribute Smiles products and for payments to Smiles for its product designs and distributions rights. Limitless shall pay to Smiles from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

•	On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with DIVATRIM INC. (“Divatrim”) for the Company to distribute Divatrim products and for payments to Smiles for its product designs and distributions rights. Limitless shall pay to Divatrim from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

•	On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with AMAROSE INC. (“Amarose”) for the Company to distribute Amarose products and for payments to Smiles for its product designs and distributions rights. Limitless shall pay to Amarose from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

Effective on April 1, 2022, the Company shall pay all earned royalties to LPI, Smiles, Divatrim, and Amarose beginning on the June 15, 2022.

Loan payable to shareholder

December 31, 2021

December 6, 2021 ($50,000)	$50,000
Total loan payable to shareholder	50,000
Less – current portion	(28,802)

Total loan payable to shareholder, less current portion	$21,198

The following table provide future minimum payments as of December 31, 2021:

For the years ended
2022	$28,802
2023	21,198
2024	—
2025	—
2026	—
Thereafter	—

Total	$50,000

F-15

Limitless X Inc.

Notes to Financial Statements

December 6, 2021 – $50,000

On December 6, 2021, Limitless X Inc. (the “Limitless”) executed the standard loan documents required for securing a loan of $50,000 from a shareholder. As of December 31, 2021, the balance is $50,000.

Pursuant to that certain Loan Authorization and Agreement, Limitless borrowed an aggregate principal amount of $50,000, with proceeds to be used for working capital purposes. Beginning on June 1, 2022, the loan requires a payment of $4,303 per month which includes principal and interest with an interest rate of 6%. The total balance of principal and interest of $51,640 is due on May 1, 2023.

6.        SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2021. During this period, the Company did not have any material recognizable subsequent events required to be disclosed other than the following:

•	On February 11, 2022, Limitless X Inc. (“Limitless”) executed the standard loan documents required for securing a loan of $150,000 from a shareholder.

Pursuant to that certain Loan Authorization and Agreement, Limitless borrowed an aggregate principal amount of $150,000, with proceeds to be used for working capital purposes. Beginning on June 1, 2022, the loan requires a payment of $12,910 per month which includes principal and interest with an interest rate of 6%. The total balance of principal and interest of $154,920 is due on May 1, 2023.

•	On March 24, 2022, the Company issued 1,500,00 shares of Common Stock. As of March 24, 2022, there are 50,000,000 shares of Common Stock issued and outstanding.

•	On May 8, 2022, Limitless X Inc. (“Limitless”) executed the standard loan documents required for securing a loan of $550,000 from a shareholder.

Pursuant to that certain Loan Authorization and Agreement, Limitless borrowed an aggregate principal amount of $550,000, with proceeds to be used for working capital purposes. Beginning on June 1, 2022, the loan requires a payment of $47,337 per month which includes principal and interest with an interest rate of 6%. The total balance of principal and interest of $568,038 is due on May 1, 2023.

•	On May 18, 2022, the Company entered into a $450,000 promissory note with the Chief Executive Officer, also a major shareholder, of the Company. The promissory note is due in thirty (30) days with interest rate at 8.5% per annum starting June 19, 2022 if the promissory note is not paid by the due date.

•	On May 16, 2022, the Company entered into a $1,100,000 promissory note with the Chief Executive Officer, also a major shareholder, of the Company. The promissory note is due in thirty (30) days with interest rate at 8.5% per annum starting June 17, 2022 if the promissory note is not paid by the due date.

F-16

Limitless x INC.

Financial Statements As of and for the three months ended March 31, 2022

F-17

F-18

Limitless X Inc.

Balance Sheets

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS

Current Assets:
Cash	$345,679	$78,856
Accounts receivables, net of allowance for doubtful accounts of $0 and $0, respectively	1,589,849	322,499
Holdback receivables	711,573	162,226
Inventories, net	1,747,906	1,875,146
Total current assets	4,395,007	2,438,727

Non-Current Assets:
Operating lease right-of-use asset, net	191,277	224,202
Other assets	10,985	10,985
Total non-current assets	202,262	235,187

Total assets	$4,597,269	$2,673,914

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,074,015	$215,176
Current portion of operating lease liabilities	134,215	132,200
Refunds payable	788,734	207,599
Chargebacks payable	75,815	100,350
Current portion of loan payables to shareholder	165,830	28,802
Income tax payable	104,860	22,906

Total current liabilities	2,343,469	707,033
Loan payables to shareholder, less current portion	34,170	21,198
Operating lease liabilities, less current portion	57,838	92,195
Total liabilities	2,435,477	820,426

Commitments and contingencies

Stockholders' Equity
Preferred Stock - $0.001 par value; 10,000,000 authorized shares; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common Stock - $0.001 par value; 50,000,000 authorized shares; 50,000,000 shares issued and outstanding and 48,500,000 shares issued and outstanding and 1,500,000 shares issuable at March 31, 2022 and December 31, 2021, respectively	50,000	50,000
Additional paid-in-capital	1,798,824	1,798,824
Retained earnings	312,968	4,664
Total stockholders' equity	2,161,792	1,853,488

Total liabilities and stockholders' equity	$4,597,269	$2,673,914

Notes to the unaudited financial statements

F-19

Limitless X Inc.

Statement of Operations

For the three
months ended
March 31, 2022

Net sales	$8,320,056
Cost of sales	2,177,953
Gross profit	6,142,103

Operating expenses:
Advertising and marketing	5,243,678
General and administrative	394,488
Payroll and payroll taxes	70,422
Rent	43,257
Total operating expenses	5,751,845

Income from operations	390,258

Income tax provision	81,954

Net income	$308,304

Income per share:
Basic and diluted	$0.01

Weighted average number of common shares outstanding:
Basic and diluted	48,633,333

See notes to the unaudited financial statements

F-20

Limitless X Inc.

Statement of Stockholders’ Equity

	Preferred Stocks		Common Stock		Common Stock Issuable		Additional	Retained	Total Stockholder's
	Shares	Amount	Shares	Amount	Shares	Amount	Pain-In Capital	Earnings	Equity

Balance at December 31, 2021	—	$—	48,500,000	$48,500	1,500,000	$1,500	$1,798,824	$4,664	$1,853,488

Common stocks issued to Founders	—	—	1,500,000	1,500	(1,500,000)	(1,500)	—	—	—
Net income	—	—	—	—	—	—	—	308,304	308,304

Balance at March 31, 2022 (unaudited)	—	$—	50,000,000	$50,000	—	$—	$1,798,824	$312,968	$2,161,792

See notes to the unaudited financial statements

F-21

Limitless X Inc.

Statement of Cash Flows

For the three
months ended
March 31, 2022

Cash flows from operating activities:
Net income	$308,304
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts receivables, net	(1,267,350)
Holdback receivables	(549,347)
Inventories, net	127,240
Accounts payable and accrued expenses	859,422
Refunds payable	581,135
Chargebacks payable	(24,535)
Income tax payable	81,954
Net cash provided by operating activities	116,823

Cash flows from financing activities:
Proceeds from borrowings from shareholder	150,000
Net cash provided by financing activities	150,000

Net increase in cash	266,823

Cash – beginning of period	78,856

Cash – end of period	$345,679

Supplemental disclosures of cash flow information
Cash paid during the periods for:
Interest	$—
Income taxes	$—

See notes to the unaudited financial statements

F-22

Limitless X Inc.

Notes to Unaudited Financial Statements

1.	NATURE OF OPERATIONS

Limitless X Inc. (“Limitless”) was incorporated in the State of Nevada on September 27, 2021.

Limitless is a lifestyle brand. Hyper focused in the health and wellness industry, Limitless strives to make you the best version of yourself through nutritional supplements, cutting edge wellness studies and interactive training videos. Limitless truly believes in its motto that "No food tastes as good as you feel when you're in shape." Your life is better when your mind and body are running optimally, and the Limitless will help you achieve your full potential.

The mission of Limitless is to provide businesses within its industry a turnkey solution to sell products both online and in retail stores. Limitless also provides its own groundbreaking products and wellness videos that fit nearly every person regardless of age or current health conditions.

Limitless 's leadership model is based on the group level. Through teamwork, communication, networking and strategizing, the managers lead the teams. Our team includes sales, marketing, UI/UX, fulfillment, customer support, labeling, product manufacturing, consulting, retailing, payment processing and more.

Competitively, the Limitless shines because services and products are offered at prices tailored to be affordable. Our clients' businesses will flourish through the efficiencies provided by Limitless. Businesses can focus on their core strategy while Limitless becomes their backbone by opening its full suite of service and product offerings to its clients.

Basis of Presentation

The financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company maintains its accounting records on a fiscal year ending on December 31, 2022.

The financial information presented within the Company’s financial statements has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying financial statements include balance sheets for the period ended March 31, 2022 and December 31, 2021. The remaining financial statements include the three months ended March 31, 2022.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivables, net

Accounts receivable, net consists primarily of trade receivables, net of allowances for doubtful accounts. The Company sells its products for cash or on credit terms, which are established in accordance with local and industry practices and typically require payment within 30 days of delivery. The Company estimates its allowance for doubtful accounts and the related expected credit loss based upon the Company’s historical credit loss experience, adjusted for asset-specific risk characteristics, current economic conditions, and reasonable forecasts. Accounts receivables are written off when determined to be uncollectible. The Company did not require and did not have an allowance for doubtful accounts.

F-23

Limitless X Inc.

Notes to Unaudited Financial Statements

Holdback Receivables

The Company uses a third-party payment processor for its customers. When such customers make a purchase, payments are delivered directly to the third-party payment processor and the net amount is distributed to the Company.

Distributions from the third-party payment processor are based on several criteria, such as return and chargeback history, associated risk for the specific business vertical, average transaction amount and so on. In order to mitigate processing risks, these policies determine reserve requirements and payment in arrear strategy.

The total holdback receivables balance reflects the 10% reserve on gross sales according to the agreement and additional reserves by the third-party processor for additional returns and chargebacks.

Inventories, net

Inventories are valued at the lower of cost or net realizable value on a first-in, first-out basis, adjusted for the value of inventory that is determined to be excess, obsolete, expired or unsaleable. Inventories primarily consisted of finished goods.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred. Advertising and marketing costs were approximately $5,243,678 for the three months ended March 31, 2022 and is included in operating expenses in the accompanying statement of income.

Revenue Recognition

Company recognizes revenue when performance obligations under the terms of a contract with its customer are satisfied. The Company has determined that fulfilling and delivering products is a single performance obligation. Revenue is recognized at the point in time when the Company has satisfied its performance obligation and the customer has obtained control of the products. This generally occurs when the product is delivered to or picked up by the customer based on applicable shipping terms, which is typically within 15 days. Revenue is measured as the amount of consideration expected to be received in exchange for fulfilled product orders,

While customers generally have a right to return defective or non-conforming products, past experience has demonstrated that product returns have been immaterial. Customer remedies for defective or non-conforming products may include a refund or exchange. As a result, the right of return is estimated and recorded as a reduction in revenue at the time of sale, if necessary.

The Company’s customer contracts identify product quantity, price and payment terms. Payment terms are granted consistent with industry standards. Although some payment terms may be more extended, the majority of the Company’s payment terms are less than 30 days. As a result, revenue is not adjusted for the effects of a significant financing component. Amounts billed and due from customers are classified as Accounts receivables on the Balance Sheet.

The Company utilizes third-party contract manufacturers for the manufacture of its products. The Company has evaluated whether it is the principal or agent in these relationships. The Company has determined that it is the principal in all cases, as it retains the responsibility for fulfillment and risk of loss, as well as establishes the price.

F-24

Limitless X Inc.

Notes to Unaudited Financial Statements

In accordance with ASC Topic 606, Revenue from Contracts with Customers, the Company has elected the practical expedient to expense the incremental costs to obtain a contract, because the amortization period would be less than one year, and the practical expedient for shipping and handling costs. Shipping and handling costs incurred to deliver products to customers are accounted for as fulfillment activities, rather than a promised service, and as such are included in Cost of goods sold in the Statements of Operations.

Cost of goods sold

Cost of goods sold includes the cost of inventory sold during the period net of allowances, as well as, distribution, and, shipping and handling costs. The amount shown is net of various rebates from third-party vendors in the form of payments.

Refunds Payable

If the customers are not satisfied for any reason, the customers may request a full refund, processed to the original form of payment, within 30 days from the order date. If the order has already been shipped, the Company charges a 20% restocking fee.

As of December 31, 2021 and March 31, 2022, refunds payable is the amount of $207,599 and $788,734, respectively.

Chargebacks Payable

Once customers successfully dispute chargebacks with the payment processor, the Company returns such funds to the to the payment processor to return to the customer.

As of December 31, 2021 and March 31, 2022, chargebacks payable is the amount of $100,350 and $75,815, respectively.

Income Taxes

The accounting standard on accounting for uncertainty in income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under that guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

For the three months ended March 31, 2022, the Company recorded an income tax liability of $81,954 at an effective tax rate of 21.0%.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

F-25

Limitless X Inc.

Notes to Unaudited Financial Statements

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, operating lease right-of-use assets, net, accounts payable and accrued expenses, notes payables, and operating lease liabilities.  The estimated fair value of cash, operating lease right-of-use assets, net, and operating lease liabilities approximate its carrying amount due to the short maturity of these instruments.

Operating Lease

In accordance with ASC 842, Leases, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease liability. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangement generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU asset and liability. Lease expense for the operating lease is recognized on a straight-line basis over the lease term. The Company has a lease agreement with lease and non-lease components, which are accounted for as a single lease component.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which amends existing guidance related to the accounting for income taxes. This ASU is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles of accounting for income taxes and to improve the consistent application of GAAP for other areas of accounting for income taxes by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the effects adoption of this guidance will have on the financial statements and does not expect that the adoption of this ASU will be material to its financial statements.

F-26

Limitless X Inc.

Notes to Unaudited Financial Statements

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to ease the potential burden in accounting for reference rate reform on financial reporting. The amendments in this ASU are effective for all entities and can be applied to contract modifications due to rate reform and eligible existing and new hedging relationships entered into between March 12, 2020 and December 31, 2022. The amendments of this ASU should be applied on a prospective basis. The Company will continue to monitor the effects of rate reform, if any, on any new or amended contracts through March 31, 2022. The Company does not anticipate the amendments in this ASU will be material to its financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which provides updates for technical corrections, clarifications to guidance, simplifications to wording or structure of guidance, and other minor improvements across various areas of accounting within GAAP. This ASU is effective for all entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The amendments of this ASU should be applied retrospectively. The Company does not anticipate the adoption of this ASU will be material to its financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material effect on the Company’s financial statements.

COVID-19 Impact on Concentration of Risk

The novel coronavirus (“COVID-19”) pandemic has significantly impacted health and economic conditions throughout the United States and globally, as public concern about becoming ill with the virus has led to the issuance of recommendations and/or mandates from federal, state and local authorities to practice social distancing or self-quarantine. The Company is continually monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, purchasing trends, customer payments, and the industry in general, in addition to the impact on its employees. We have experienced significant disruptions to our business due to the COVID-19 pandemic and related suggested and mandated social distancing and shelter-in-place orders.

2.              COMMITMENTS AND CONTINGENCIES

Commitments

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

F-27

Limitless X Inc.

Notes to Unaudited Financial Statements

The Company has lease agreements with lease and non-lease components. The Company has elected to account for these lease and non-lease components as a single lease component.

In accordance with ASC 842, the components of lease expense were as follows:

For the thee months ended March 31,	2022
Operating lease expense	$34,527
Total lease expense	$34,527

In accordance with ASC 842, other information related to leases was as follows:

For the thee months ended March 31,	2022
Operating cash flows from operating leases	$33,945
Cash paid for amounts included in the measurement of lease liabilities	$33,945

Weighted-average remaining lease term—operating leases	1.7 Years
Weighted-average discount rate—operating leases	3%

In accordance with ASC 842, maturities of operating lease liabilities as of March 31, 2022 were as follows:

Operating
Year ending:	Lease
2022 (remaining nine months)	$103,193
2023	93,236
2024	—
2025	—
2026	—
Total undiscounted cash flows	$196,429

Reconciliation of lease liabilities:
Weighted-average remaing lease terms	1.7 Years
Weighted-average discount rate	3%
Present values	$192,053

Lease liabilities—current	134,215
Lease liabilities—long-term	57,838
Lease liabilities—total	$192,053

Difference between undiscounted and discounted cash flows	$4,376

F-28

Limitless X Inc.

Notes to Unaudited Financial Statements

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

3.	STOCKHOLDERS’ EQUITY

Common Stock

The Company has authorization to issue and have outstanding at any one time 50,000,000 shares of common stock with a par value of $0.001 per share. In all matters that may become before the Corporation’s shareholders, each share of Common Stock shall entitle its holder to one vote.

As of December 31, 2021, 48,500,000 shares of common stock are issued and outstanding and 1,500,000 shares are issuable.

As of March 31, 2022, 50,000,000 shares of common stock are issued and outstanding.

Preferred Stock

The Company has authorization to issue and have outstanding at any one time 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Board of Directors is expressly authorized, without the need for stockholder approval, to provide for the issuance of all or any of authorized, but unissued shares of preferred stock in one or more series, designate each such series or additional series, fix the number of shares authorized for issuance in each such series, decrease or increase the number of authorized shares of any such series subsequent to the issue of shares of that series, provided that any decrease is not below the number of shares of such series then outstanding, and to fix for any designated but wholly unissued series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the State of Nevada, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

As of March 31, 2022, no shares of preferred stock are issued and outstanding.

4.	EARNINGS PER SHARE

The Company calculates earnings per share in accordance with FASB ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. The Company did not have any dilutive common shares for the three months ended March 31, 2022.

F-29

 Limitless X Inc.

Notes to Unaudited Financial Statements

5.	RELATED PARTY TRANSACTIONS

Royalty Payables

Limitless Performance Inc. (“LPI”), SMILZ INC. (“Smiles”), DIVATRIM INC. (“Divatrim”), and AMAROSE INC. (“Amarose”) are all companies owned by a shareholder of the Company.

▪  On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with Limitless Performance Inc. (“LPI”) for the Company to distribute LPI products and for payments to LPI for its product designs and distributions rights. Limitless shall pay to LPI from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

▪  On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with SMILZ INC. (“Smiles”) for the Company to distribute Smiles products and for payments to Smiles for its product designs and distributions rights. Limitless shall pay to Smiles from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

▪  On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with DIVATRIM INC. (“Divatrim”) for the Company to distribute Divatrim products and for payments to Smiles for its product designs and distributions rights. Limitless shall pay to Divatrim from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

▪  On December 1, 2021, the Company entered into a manufacturing and distributorship license agreement with AMAROSE INC. (“Amarose”) for the Company to distribute Amarose products and for payments to Smiles for its product designs and distributions rights. Limitless shall pay to Amarose from time to time royalty payments equal to 4.00% of gross sales, excluding returns, chargebacks and other such allowances.

Effective on April 1, 2022, the Company shall pay all earned royalties to LPI, Smiles, Divatrim, and Amarose beginning on the June 15, 2022.

Loan payables to shareholder

	March 31, 2022	December 31, 2021

December 6, 2021 ($50,000)	$50,000	$50,000
February 11, 2022 ($150,000)	150,000	—
Total loan payable to shareholder	200,000	50,000
Less – current portion	(165,830)	(28,802)

Total loan payable to shareholder, less current portion	34,170	$21,198

The following table provides future minimum payments as of March 31, 2022:

For the years ended
2022 (remaining nine months)	$115,210
2023	84,790
2024	—
2025	—
2026	—
Thereafter	—

Total	$200,000

F-30

Limitless X Inc.

Notes to Unaudited Financial Statements

December 6, 2021 – $50,000

On December 6, 2021, Limitless X Inc. (the “Limitless”) executed the standard loan documents required for securing a loan of $50,000 from a shareholder. As of March 31, 2022 and December 31, 2021, the balance is $50,000 and $50,000, respectively.

Pursuant to that certain Loan Authorization and Agreement, Limitless borrowed an aggregate principal amount of $50,000, with proceeds to be used for working capital purposes. Beginning on June 1, 2022, the loan requires a payment of $4,303 per month which includes principal and interest with an interest rate of 6%. The total balance of principal and interest of $51,640 is due on May 1, 2023.

February 11, 2022 – $150,000

On February 11, 2022, Limitless X Inc. (“Limitless”) executed the standard loan documents required for securing a loan of $150,000 from a shareholder. As of March 31, 2022, the balance is $150,000.

Pursuant to that certain Loan Authorization and Agreement, Limitless borrowed an aggregate principal amount of $150,000, with proceeds to be used for working capital purposes. Beginning on June 1, 2022, the loan requires a payment of $12,910 per month which includes principal and interest with an interest rate of 6%. The total balance of principal and interest of $154,920 is due on May 1, 2023.

6.              SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2022. During this period, the Company did not have any material recognizable subsequent events required to be disclosed other than the following:

•	On May 8, 2022, Limitless X Inc. (“Limitless”) executed the standard loan documents required for securing a loan of $550,000 from a shareholder.

Pursuant to that certain Loan Authorization and Agreement, Limitless borrowed an aggregate principal amount of $550,000, with proceeds to be used for working capital purposes. Beginning on June 1, 2022, the loan requires a payment of $47,337 per month which includes principal and interest with an interest rate of 6%. The total balance of principal and interest of $568,038 is due on May 1, 2023.

•	On May 18, 2022, the Company entered into a $450,000 promissory note with the Chief Executive Officer, also a major shareholder, of the Company. The promissory note is due in thirty (30) days with interest rate at 8.5% per annum starting June 19, 2022 if the promissory note is not paid by the due date.

•	On May 16, 2022, the Company entered into a $1,100,000 promissory note with the Chief Executive Officer, also a major shareholder, of the Company. The promissory note is due in thirty (30) days with interest rate at 8.5% per annum starting June 17, 2022 if the promissory note is not paid by the due date.

F-31

Bio Lab Naturals, Inc. and Subsidiary and Limitless X Inc.

Pro Forma Combined Financial Statements

(unaudited)

Description	Page (s)
Notes to Unaudited Pro Forma Combined Financial Statements	F-33

Unaudited Pro Forma Combined Balance Sheet as of March 31, 2022	F-34

Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 2022	F- 35

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2021	F-36

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2021	F-37

F-32

Bio Lab Naturals, Inc. and Subsidiary and Limitless X Inc.

Notes to Pro Forma Combined Financial Statements

(unaudited)

Note 1 - Basis of Presentation

The following unaudited pro forma combined financial statements give effect to the Agreement and Plan of Share Exchange (“Share Exchange Agreement”) between Bio Lab Naturals, Inc. and Subsidiary (the “Company”) and Limitless X Inc. (“Limitless X”). Under the terms and conditions of the Share Exchange Agreement, the Company will issue 97,000,000 shares of common stock constituting approximately 89.9% of the common stock of the Company in exchange for all the shares of common stock of Limitless X at a ratio of 8.97857 shares of the Company’s common stock for 1 share of the Limitless X common stock. Upon closing, Limitless X will become a wholly-owned subsidiary of the Company.

Limitless X Inc. (“Limitless”) was incorporated in the State of Nevada on September 27, 2021. Limitless is a lifestyle brand. Hyper focused in the health and wellness industry, Limitless strives to make you the best version of yourself through nutritional supplements, cutting edge wellness studies and interactive training videos. Limitless truly believes in its motto that "No food tastes as good as you feel when you're in shape." Your life is better when your mind and body are running optimally, and the Limitless will help you achieve your full potential. The businesses of Limitless X will become the Company’s principal business.

The Merger will be accounted for as a "reverse merger" immediately following the completion of the transaction. For accounting purposes, Limitless X will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the Company. Accordingly, Limitless X’s assets, liabilities and results of operations will become the historical financial statements of the registrant. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma balance sheet as of March 31, 2022 and December 31, 2021, and the unaudited combined statement of operations for the year ended December 31, 2021 and three months ended March 31, 2022, presented herein give effect to the reverse merger as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma combined financial information is provided for illustrative purposes only. The unaudited pro forma combined financial information presented herein is based on management’s estimate of the effects of the reverse merger, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the reverse merger been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma combined financial information presented herein should be read in conjunction with the financial statements contained elsewhere in this Form 8-K, as filed with the Securities and Exchange Commission.

The unaudited pro forma combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company.

F-33

 Bio Lab Naturals, Inc. and Subsidiary and Limitless X Inc.

Pro Forma Combined Balance Sheet

As of March 31, 2022

(unaudited)

	Bio Lab Naturals, Inc.	Limitless X Inc.	Combined	Pro Forma Adjustments		Prof Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$32,100	$345,679	$377,779	$—		$377,779
Prepaid	8,167	—	8,167	—		8,167
Accounts receivables, net	—	1,589,849	1,589,849	—		1,589,849
Holdback receivables	—	711,573	711,573	—		711,573
Inventories, net	—	1,747,906	1,747,906	—		1,747,906
Total current assets	40,267	4,395,007	4,435,274	—		4,435,274

Non-Current Assets:
Operating lease right-of-use asset, net	—	191,277	191,277	—		191,277
Other assets	—	10,985	10,985	—		10,985
Equipment, net	51,627	—	51,627	—		51,627
Total non-current assets	51,627	202,262	253,889	—		253,889

Total assets	$91,894	$4,597,269	$4,689,163	$—		$4,689,163

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$22,866	$1,062,700	$1,085,566	$—		$1,085,566
Note payable	35,000	—	35,000	—		35,000
Current portion of operating lease liabilities	—	134,215	134,215	—		134,215
Refunds payable	—	788,734	788,734	—		788,734
Chargebacks payable	—	75,815	75,815	—		75,815
Current portion of loan payables to shareholder	—	165,830	165,830	—		165,830
Income tax payable	—	107,236	107,236	—		107,236

Total current liabilities	57,866	2,334,530	2,392,396	—		2,392,396
Current portion of loan payables to shareholder	—	34,170	34,170	—		34,170
Operating lease liabilities, less current portion	—	57,838	57,838	—		57,838
Total liabilities	57,866	2,426,538	2,484,404	—		2,484,404

Stockholders' Equity
Preferred shares	50	—	50	—		50
Common shares	1,080	50,000	51,080	(40,300	)(A)	10,780
Additional paid in capital	35,749,833	1,798,824	37,548,657	(35,676,635	)(B)	1,872,022
Retained earnings (deficit)	(35,716,935)	321,907	(35,395,028)	35,716,935	(B)	321,907
Total stockholders' equity	34,028	2,170,731	2,204,759	—		2,204,759

Total liabilities and stockholders' equity	$91,894	$4,597,269	$4,689,163	$—		$4,689,163

____________________

(A)	Reflects shares issued and outstanding at par value of $0.0001 as follows:

Initial shares issued and outstanding:	10,803,504
Issuances of shares to Limitless X shareholders:	97,000,000
Total shares issued and outstanding	107,803,504

(B)	Reflects recapitalization adjustment under reverse merger eliminating retained earnings of Bio Lab Naturals, Inc.

See accompanying notes to unaudited pro forma combined financial statement

F-34

Bio Lab Naturals, Inc. and Subsidiary and Limitless X Inc.

Pro Forma Combined Statement of Operations

Thee Months Ended March 31, 2022

(unaudited)

	Bio Lab Naturals, Inc.	Limitless X Inc.	Combined	Pro Forma Adjustments	Prof Forma Combined

Net sales	$—	$8,320,056	$8,320,056	$—	$8,320,056

Cost of sales
Cost of sales	—	2,177,953	2,177,953	—	2,177,953
Cost of sales - other	358	—	358	—	358
Depreciation	2,810	—	2,810	—	2,810
Total cost of sales	3,168	2,177,953	2,181,121	—	2,181,121

Gross profit	(3,168)	6,142,103	6,138,935	—	6,138,935

Operating expenses:
Consulting fees, related party	17,500	—	17,500	—	17,500
General and administrative expenses - other	6,059	—	6,059	—	6,059
General and administrative	—	394,488	394,488	—	394,488
Professional fees	41,020	—	41,020	—	41,020
Advertising and marketing	—	5,243,678	5,243,678	—	5,243,678
Payroll and payroll taxes	—	70,422	70,422	—	70,422
Rent	—	31,942	31,942	—	31,942
Total operating expenses	64,579	5,740,530	5,805,109	—	5,805,109

Income (loss) from operations	(67,747)	401,573	333,826	—	333,826

Other (expense)
Interest expense	(875)	—	(875)	—	(875)
Gain (loss) on disposal of assets	44,894	—	44,894	—	44,894
Total other (expense)	44,019	—	44,019	—	44,019

Income (loss) before income taxes	(23,728)	401,573	377,845	—	377,845

Income tax provision	—	84,330	84,330	—	84,330

Net loss (income)	$(23,728)	$317,243	$293,515	$—	$293,515

Net loss (income) per common share - basic and diluted					$0.00

Weighted average number of common shares					107,803,504

See accompanying notes to unaudited pro forma combined financial statements

F-35

 Bio Lab Naturals, Inc. and Subsidiary and Limitless X Inc.

Pro Forma Combined Balance Sheet

As of December 31, 2021

(unaudited)

	Bio Lab Naturals, Inc.	Limitless X Inc.	Combined	Pro Forma Adjustments		Prof Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$4,377	$78,856	$83,233	$—		$83,233
Due from other	2,425	—	2,425	—		2,425
Prepaid	11,667	—	11,667	—		11,667
Net property on operating lease	107,106		107,106	—		107,106
Accounts receivables, net	—	322,499	322,499	—		322,499
Holdback receivables	—	162,226	162,226	—		162,226
Inventories, net	—	1,875,146	1,875,146	—		1,875,146
Total current assets	125,575	2,438,727	2,564,302	—		2,564,302

Non-Current Assets:
Operating lease right-of-use asset, net	—	224,202	224,202	—		224,202
Other assets	—	10,985	10,985	—		10,985
Equipment, net	54,438	—	54,438	—		54,438
Total non-current assets

Total assets	$180,013	$2,673,914	$2,853,927	$—		$2,853,927

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$57,257	$215,176	$272,433	$—		$272,433
Note payable	35,000	—	35,000	—		35,000
Note payable, related party	30,000	—	30,000	—		30,000
Current portion of operating lease liabilities	—	132,200	132,200	—		132,200
Refunds payable	—	207,599	207,599	—		207,599
Chargebacks payable	—	100,350	100,350	—		100,350
Current portion of loan payables to shareholder	—	28,802	28,802	—		28,802
Income tax payable	—	22,906	22,906	—		22,906

Total current liabilities	122,257	707,033	829,290	—		829,290
Loan payables to shareholder, less current portion	—	21,198	21,198	—		21,198
Operating lease liabilities, less current portion	—	92,195	92,195	—		92,195
Total liabilities	122,257	820,426	942,683	—		942,683

Stockholders' Equity
Preferred shares	50	—	50	—		50
Common shares	1,080	50,000	51,080	(40,300	)(A)	10,780
Additional paid in capital	35,749,833	1,798,824	37,548,657	(35,652,907	)(B)	1,895,750
Retained earnings (deficit)	(35,693,207)	4,664	(35,688,543)	35,693,207	(B)	4,664
Total stockholders' equity	57,756	1,853,488	1,911,244	—		1,911,244

Total liabilities and stockholders' equity	$180,013	$2,673,914	$2,853,927	$—		$2,853,927

_________________

(A)	Reflects shares issued and outstanding at par value of $0.0001 as follows:

Initial shares issued and outstanding:	10,803,504
Issuances of shares to Limitless X shareholders:	97,000,000
Total shares issued and outstanding	107,803,504

(B)	Reflects recapitalization adjustment under reverse merger eliminating retained earnings of Bio Lab Naturals, Inc.

See accompanying notes to unaudited pro forma combined financial statements

F-36

Bio Lab Naturals, Inc. and Subsidiary and Limitless X Inc.

Pro Forma Combined Statement of Operations

Year Ended December 31, 2021

(unaudited)

	Bio Lab Naturals, Inc.	Limitless X Inc.	Combined	Pro Forma Adjustments	Prof Forma Combined
Sales
Net sales	$256,180	$516,267	$772,447	$—	$772,447
Rentals	83,000	—	83,000	—	83,000
Total net sales	339,180	516,267	855,447	—	855,447

Cost of sales
Cost of sales	—	238,662	238,662	—	238,662
Purchases	235,645	—	235,645	—	235,645
Cost of sales - other	15,983	—	15,983	—	15,983
Depreciation - rental	8,684	—	8,684	—	8,684
Depreciation	14,091	—	14,091	—	14,091
Total cost of sales	274,403	238,662	513,065	—	513,065

Gross profit	64,777	277,605	342,382	—	342,382

Operating expenses:
Consulting fees, related party	117,500	—	117,500	—	117,500
General and administrative expenses - other	25,924	—	25,924	—	25,924
General and administrative	—	26,054	26,054	—	26,054
Professional fees	95,248	—	95,248	—	95,248
Advertising and marketing	—	194,679	194,679	—	194,679
Payroll and payroll taxes	—	17,794	17,794	—	17,794
Rent	—	11,508	11,508	—	11,508
Total operating expenses	238,672	250,035	488,707	—	488,707

Income (loss) from operations	(173,895)	27,570	(146,325)	—	(146,325)

Other (expense)
Interest expense, related party	(3,100)	—	(3,100)	—	(3,100)
Interest expense	(2,917)	—	(2,917)	—	(2,917)
Gain (loss) on disposal of assets	(69,443)	—	(69,443)	—	(69,443)
Total other (expense)	(75,460)	—	(75,460)	—	(75,460)

Income (loss) before income taxes	(249,355)	27,570	(221,785)	—	(221,785)

Income tax provision	—	22,906	22,906	—	84,330

Net loss (income)	$(249,355)	$4,664	$(244,691)	$—	$(306,115)

Net loss (income) per common share - basic and diluted					$(0.00)

Weighted average number of common shares					107,803,504

See accompanying notes to unaudited pro forma combined financial statements

F-37